UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-173048

Maryland	27-5466153
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, MA 02110	(617) 340-3814
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On November 24, 2014, Plymouth Industrial REIT, Inc. (the “Company”) entered into a purchase and sale agreement (the “TCG Portfolio Agreement”) with an unrelated third party to purchase three industrial properties for an aggregate purchase price of $18,700,000. The properties consists of an aggregate of approximately 576,801 rentable square feet and are located in the Cincinnati, Ohio metropolitan area and Florence, Kentucky. The earnest money deposit under the TCG Portfolio Agreement is $300,000. The deposit is not refundable unless the closing does not occur as a result of the seller’s failure to satisfy certain conditions under the agreement. The TCG Portfolio Agreement contains customary representations, warranties and covenants of the parties.

A copy of the TCG Portfolio Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the TCG Portfolio Agreement and the transaction contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the TCG Portfolio Agreement.

Item 2.01.      Completion of Acquisition or Disposition of Assets

On November 24, 2014, the Company, through subsidiaries of its operating partnership, Plymouth Industrial OP, LP, completed the acquisition of six industrial properties located in Georgia, Kentucky, Maine and Ohio.  The properties consist of an aggregate of approximately 1,226,996 rentable square feet and were acquired for an aggregate purchase price of approximately $49.7 million.

Acquisition of TCG Portfolio

This portfolio consists of three industrial properties located in the Cincinnati, Ohio metropolitan area and Florence, Kentucky.  The properties consist of three industrial buildings with an aggregate of approximately 576,801 rentable square feet and are 100% leased under triple net leases.

Acquisition of Dart Road Property

This industrial property is located in Newnan, Georgia, has approximately 194,000 rentable square feet and is 100% leased under triple net leases.

Acquisition of Milliken Street Property

This industrial property is located in Portland, Maine, has approximately 200,625 rentable square feet and is 100% leased under triple net leases.

Acquisition of 1755 Enterprise Property

This industrial property is located in Twinsburg, Ohio, has approximately 255,570 rentable square feet and is 100% leased under triple net leases.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Properties Acquired

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)	Exhibits
Exhibit No.	Exhibit
10.1	Real Estate Purchase and Sale Agreement, dated as of November 24, 2014, by and among TCH Industrial Thunderbird LLC, TCG Industrial Mosteller LLC, TGC Industrial Empire LLC and Plymouth Industrial REIT, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer